UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2012

CHINA MEDICINE CORPORATION

(Exact name of Registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower No. 9 Siyounan Road 1st Street Yuexiu District Guangzhou, China 510600

(Address of Principal Executive offices and zip code)

(8620) 8739-1718 and (8620) 8737-8212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on January 29, 2010, China Medicine Corporation, a Nevada corporation (the “Company”), issued 4,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), at $3.00 per share, and 1,920,000 shares of its Redeemable Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”), at $30.00 per share to OEP CHME, LLC, a Delaware limited liability company (“OEP”), in exchange for gross proceeds to the Company of $69,600,000, pursuant to a Stock Subscription Agreement (as amended, the “Subscription Agreement”), by and among the Company, OEP and Senshan Yang, the Company’s Chief Executive Officer, dated December 31, 2009. Concurrently with the closing of the transactions contemplated by the Subscription Agreement, $57,600,000 of the gross proceeds was deposited into an escrow account with JPMorgan Chase Bank N.A. The escrow funds were subsequently allocated among escrow accounts in Hong Kong and Guangzhou, China.

On September 7, 2012 the Company received a redemption notice (“Redemption Notice”) from OEP notifying the Company that OEP has requested that the Hong Kong branch of JPMorgan Chase Bank, N.A., the Company’s Hong Kong based escrow agent (the “Hong Kong Escrow Agent”), distribute to OEP RMB240,607,814.14 (US$37,764,913) (the “Redemption Amount”), which was held in escrow as of the date of the Redemption Notice pursuant to the Subscription Agreement and an escrow agreement, by and among the Company, OEP, and the Hong Kong Escrow Agent, dated May 16, 2011 (the “Hong Kong Escrow Agreement”). The Redemption Notice states that upon receipt of the Redemption Amount by OEP from the Hong Kong Escrow Agent, OEP shall surrender to the Company an aggregate of 1,130,744 shares of Preferred Stock for redemption. Pursuant to the Hong Kong Escrow Agreement and Section 4 of the Company's Certificate of Designation, Rights and Preferences for the Preferred Stock which was filed with the Nevada Secretary of State on January 26, 2010 (the “Certificate of Designation”) a certificate authorizing the disbursement of all the funds held by the Hong Kong Escrow Agent as of the date of the Redemption Notice was transmitted by OEP to the Hong Kong Escrow Agent on September 7, 2012, the same day the Company received the Redemption Notice. Following the completion of the redemption, OEP shall own 42.7% of the issued and outstanding shares of Common Stock of the Company on a fully-diluted basis.

The redemption is taking place pursuant to Section 4 of the Certificate of Designation, which provides for the redemption of the shares of Preferred Stock by the Company upon a written request by the holder of the shares of Preferred Stock in accordance with Section 4.11 of the Subscription Agreement. In accordance with the Certificate of Designation, the shares of Preferred Stock surrendered to the Company for redemption shall be cancelled.

According to Section 4.11 of the Subscription Agreement, the number of shares of Preferred Stock that OEP is required to surrender to the Company upon receipt of the Redemption Amount shall be equal to X, where:

X = Y / Z

Where:

X = the number of shares of Preferred Stock to be delivered to the Company by OEP

Y = the Redemption Amount

Z = ((1.042)a * US$30) where “a” is a fraction, the numerator of which is the number of days passed from the closing of the transaction contemplated by the Subscription Agreement to date of determination and the denominator of which is 365.

As set forth in the Redemption Notice, “a” is equal to 952/365 and therefore Z is equal to approximately $33.40.

The Redemption Notice also notified the Company that OEP intends to request, that the Guangzhou branch of JPMorgan Chase Bank, the Company’s Guangzhou, China based escrow agent (the “Guangzhou Escrow Agent”) distribute to OEP an additional RMB35,073,482.94 on a date to be determined by OEP (which shall in no event be earlier than September 30, 2012) and notify the Guangzhou Escrow Agent in accordance with Section 4.11 of the Subscription Agreement and an Escrow Agreement, by and among Guangzhou Konzern Medicine Co., Ltd., a subsidiary of the Company, OEP, and the Guangzhou Escrow Agent, dated January 31, 2012, and that upon receipt of RMB35,073,482.94 OEP shall surrender to the Company the number of shares of Preferred Stock determined as set forth in the Redemption Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name: Title:	Senshan Yang Chief Executive Officer

Date: September 13, 2012